UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD Disclosure.

CoStar achieved record sales in December 2017 of approximately two times its recent, average monthly sales, which is expected to have a favorable impact on 2018 revenue growth. The higher sales are expected to result in a one-time increase in commission expense for the fourth quarter of 2017 of between $6 - $8 million above the Company’s expectations.  The increased commission expense will impact adjusted EBITDA and non-GAAP earnings per share for the fourth quarter of 2017. CoStar expects to announce financial results for the fourth quarter 2017 following the market close on Wednesday, February 21,  2018.  CoStar management plans to conduct a conference call to discuss the fourth quarter 2017 results and the Company’s outlook on Thursday, February 22, 2018.  Details regarding the call will be publicly released closer to the date of the call.

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, including the Company's expected impact of December 2017 sales on the Company’s 2018 revenue growth, increase in sales commission expense and the impact of this increase on adjusted EBITDA and non-GAAP earnings per share, as well as statements about the Company’s plans, objectives, expectations and intentions. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the impact of new sales in December 2017 on 2018 revenue growth is not as expected, the risk that the commission expense differs from expectations, and the risk that the impact of increased commissions on fourth quarter 2017 adjusted EBITDA and non-GAAP earnings per share differs from expectations. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is filed with the SEC, including in the Risk Factors section of those filings, and the Company’s other filings with the SEC available at the SECs website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: January 17, 2018	/s/ Jonathan Coleman

Name: Jonathan Coleman
Title: General Counsel and Secretary